[AES LETTERHEAD]


                                                     August 18, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re: The AES Corporation - Application Under the Public Utility Holding Company Act of 1935

Ladies and Gentlemen:

          The AES Corporation ("AES") proposes to acquire CILCORP, Inc. ("CILCORP"), an Illinois corporation, and its wholly-owned public utility subsidiary, Central Illinois Light Company ("CILCO") (the "Transaction"). AES seeks an order from this Commission that upon AES's consummation of the Transaction, AES, and its subsidiary companies as such, will be exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended ("PUHCA" or the "Act"), other than Section 9(a)(2), pursuant to Section 3(a)(5) of the Act. I am General Counsel for The AES Corporation and am familiar with the Transaction. In this connection and in accordance with the requirements of Exhibit F to Form U-1, I have examined the Articles of Incorporation of AES, the By-Laws of AES, and such other documents, certificates and corporate records, and such matters of law, as I have deemed necessary for the purpose of rendering this opinion.

          The opinions expressed below with respect to the Transaction are subject to and rely upon the following assumptions and conditions:

          a. The Transaction shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the shareholders of CILCORP.

          b. All required approvals, authorizations, consents, certificates, rulings, and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the Transaction shall have been obtained or made, as the case may be, and shall have become final and unconditional in all respects and shall remain in effect and the Transaction shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings, and registrations.

          c. The Commission shall have duly entered an appropriate order with respect to the Transaction granting AES an exemption pursuant to Section 3(a)(5) of the Act.

          d. All corporate formalities required by the laws of the state of Illinois for the consummation of the Transaction shall have been taken, and the Transaction shall have become effective in accordance with the laws of the state of Illinois.

          e. AES and CILCORP shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses, and permits.

          f. The representations and warranties of CILCORP concerning the corporate organization and existence of CILCORP set forth in the Agreement and Plan of Merger Among The AES Corporation, CILCORP, Inc. and Midwest Energy, Inc. dated as of November 22, 1998 (the "Merger Agreement") are true and correct as of the date hereof and CILCORP has complied with all applicable covenants and conditions set forth in the Merger Agreement.

          Based upon the foregoing, and subject to the assumptions and conditions set forth herein, I am of the opinion that:

     1. AES is a corporation validly organized and existing under the laws of the State of Delaware.

     2.   AES may lawfully purchase the stock of CILCORP.

          I am a member of the New York bar and do not hold myself out as an expert on the laws of any other state.

          I hereby consent to the filing of this opinion as an exhibit to the Application.

                                        Very truly yours,


                                        /s/ William R. Luraschi
                                        ----------------------------------------
                                        William R. Luraschi
                                        Vice President, Secretary and
                                          General Counsel

                              [CILCORP LETTERHEAD]



                                                     August 17, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re: The AES Corporation - Application Under the Public Utility Holding Company Act of 1935

Ladies and Gentlemen:

          The AES Corporation ("AES") proposes to acquire CILCORP Inc. ("CILCORP"), an Illinois corporation, and its wholly-owned public utility subsidiary, Central Illinois Light Company ("CILCO") (the "Transaction"). AES seeks an order from this Commission that upon AES's consummation of the Transaction, AES, and its subsidiary companies as such, will be exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended ("PUHCA" or the "Act"), other than Section 9(a)(2), pursuant to Section 3(a)(5) of the Act. I am Vice President, Secretary and Treasurer for CILCORP and am familiar with the Transaction. In this connection and in accordance with the requirements of Exhibit F to Form U-1, I have examined the Articles of Incorporation of CILCORP, the By-Laws of CILCORP, and such other documents, certificates and corporate records, and such matters of law, as I have deemed necessary for the purpose of rendering this opinion.

          The opinions expressed below with respect to the Transaction are subject to and rely upon the following assumptions and conditions:

          a. The Transaction shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the shareholders of CILCORP.

          b. All required approvals, authorizations, consents, certificates, rulings, and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the Transaction shall have been obtained or made, as the case may be, and shall have become final and unconditional in all respects and shall remain in effect and the Transaction shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings, and registrations.

          c. The Commission shall have duly entered an appropriate order with respect to the Transaction granting AES an exemption pursuant to Section 3(a)(5) of the Act.

          d. All corporate formalities required by the laws of the state of Illinois for the consummation of the Transaction shall have been taken, and the Transaction shall have become effective in accordance with the laws of the state of Illinois.

          e. AES and CILCORP shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses, and permits.

          f. The representations and warranties of CILCORP concerning the corporate organization and existence of CILCORP set forth in the Agreement and Plan of Merger among The AES Corporation, CILCORP Inc. and Midwest Energy, Inc. dated as of November 22, 1998 (the "Merger Agreement") are true and correct as of the date hereof and CILCORP has complied with all applicable covenants and conditions set forth in the Merger Agreement.

          Based upon the foregoing, and subject to the assumptions and conditions set forth herein, I am of the opinion that:

     1. CILCORP is a corporation validly organized and existing under the laws of the State of Illinois.

     2. All state laws applicable to the Transaction will have been complied with.

     3. The shares of CILCORP common stock to be acquired in conjunction with the Transaction will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Articles of Incorporation of CILCORP.

          I am a member of the Illinois bar and do not hold myself out as an expert on the laws of any other state.

          I hereby consent to the filing of this opinion as an exhibit to the Application.

                                        Very truly yours,


                                        /s/ John G. Sahn
                                        ----------------------------------------
                                        John G. Sahn
                                        Vice President, Secretary and
                                          Treasurer